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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS




        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-24191 and No. 33-52173) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-62218) and Form S-4 (No. 33-51739) of Turner
        Broadcasting System, Inc. of our report dated February 15, 1994 appearing on page 51 of the 1993 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 35 of this Form 10-K.




        /s/ Price Waterhouse
        --------------------
        PRICE WATERHOUSE
        Atlanta, Georgia
        March 28, 1994